SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2005

DENDREON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30681	22-3203193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3005 First Avenue

Seattle, Washington

98121

(Address of principal executive offices) (zip code)

(206) 256-4545

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 28, 2005, Dendreon Corporation (the “Company”) announced a proposed public offering of common stock pursuant to an effective shelf registration statement. On December 6, 2005, the Company entered into an Underwriting Agreement with Banc of America Securities LLC, JMP Securities LLC and Lazard Capital Markets LLC relating to the sale by Dendreon of 10,000,000 shares of the Company’s common stock to the underwriters. The Company has also granted the underwriters an option to purchase up to an additional 1,500,000 shares of common stock. The public offering price is $4.50 per share. The offering of the shares, expected to close on December 12, 2005, will be made by means of a prospectus supplement and accompanying prospectus, a copy of which can be obtained from Banc of America Securities LLC.

Item 8.01.	Other Events.

On December 6, 2005, the Company issued a press release announcing that its previously announced public offering of 10,000,000 shares of its common stock has been priced at $4.50 per share. A copy of the press release, dated December 7, 2005, is attached hereto as Exhibit No. 99.1.

The Company is also filing herewith the following exhibits to its Registration Statement on Form S-3 (File No. 333-127521), which was previously declared effective by the Securities and Exchange Commission on October 26, 2005:

•	Opinion of Jones Day; and

•	Consent of Jones Day.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

	1.1	Underwriting Agreement, dated as of December 6, 2005, by and among Dendreon Corporation and the underwriters listed on Schedule A thereto.

	5.1	Opinion of Jones Day.

	23.1	Consent of Jones Day (included as part of Exhibit 5.1).

	99.1	Dendreon Corporation Press Release, dated December 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

By	/s/ Richard F. Hamm, Jr.
Richard F. Hamm, Jr. Senior Vice President and General Counsel

Date: December 7, 2005

EXHIBIT INDEX

Number	Description

1.1	Underwriting Agreement, dated as of December 6, 2005, by and among Dendreon Corporation and the underwriters listed on Schedule A thereto.

5.1	Opinion of Jones Day.

23.1	Consent of Jones Day (included as part of Exhibit 5.1).

99.1	Dendreon Corporation Press Release, dated December 7, 2005.